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                                                                     EXHIBIT 4.1



                            JDA SOFTWARE GROUP, INC.

                          REGISTRATION RIGHTS AGREEMENT


                                SEPTEMBER 7, 2001
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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is entered into as of September 7, 2001 (this "AGREEMENT"), by and among JDA Software Group, Inc., a Delaware corporation (the "JDA"), and the holders of JDA's Common Stock (the "HOLDERS") listed on Exhibit A attached hereto.

                                 R E C I T A L S

      WHEREAS, the Holders are receiving shares of Common Stock pursuant to the Agreement and Plan of Reorganization dated September 7, 2001 (the "MERGER AGREEMENT"), by and among JDA, E3 Acquisition Corp., E3 and certain stockholders of E3.

      WHEREAS, JDA has agreed to enter into this Agreement with the Holders as a condition to closing of the Merger Agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and other consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            1.1. "COMMON STOCK" shall mean the Common Stock, $0.01 par value, of JDA.

            1.2. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

            1.3. "INITIATING HOLDERS" means the Holders who, in the case of the demand registration under Section 4, are the holders of more than fifty percent (50%) of the Registrable Securities.

            1.4. "PIGGYBACK RIGHTS" means those rights provided to the Holders pursuant to Section 3.1 of this Agreement.

            1.5. The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

            1.6. "REGISTRABLE SECURITIES" means the 1,600,085 shares of Common Stock received by the Holders pursuant to the Merger Agreement; provided, however, that the Common Stock shall only be treated as Registrable Securities if and for so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer
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restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) transferred in a transaction whereby the registration rights granted herein are not assigned.

            1.7. "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions and any costs or expenses of any counsel retained by Holders) incurred in connection with a registration under Sections 3 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for JDA, and blue sky fees and expenses.

            1.8. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

            1.9. "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      2. RESTRICTIVE LEGEND. Each certificate representing Registrable Securities shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

            Upon request of a holder of such a certificate, JDA shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, JDA shall have received either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to JDA, addressed to JDA and reasonably satisfactory in form and substance to JDA's counsel, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and that future transfers will not require such registration or
(ii) a "no-action" letter from the SEC to the effect that the distribution of such securities and any subsequent transfer without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, unless any such transfer legend may be removed (a) for routine sales under Rule 144,


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(b) pursuant to Rule 144(k), and (c) for distributions by partnerships and limited liability companies, in which case no such legal opinion or "no-action" letter shall be required.

      3.    PIGGYBACK REGISTRATION.

            3.1. If, at any time prior to the termination of the rights under this Agreement, JDA shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a SEC Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, JDA will:

                  (a)   promptly give to each Holder written notice thereof; and

                  (b) include in such registration, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from JDA described in clause (a) above, except as set forth in Section 3.2 below. Such written request may specify all or a part of a holder's Registrable Securities.

            3.2. Underwriting. If the registration for which JDA gives notice is for a registered public offering involving an underwriting, JDA shall so advise the Holders as a part of the written notice given pursuant to Section
3.1. In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with JDA and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with a nationally recognized underwriter selected for underwriting by JDA (the "UNDERWRITER"). Notwithstanding any other provision of this Section 3, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting all or a portion of the Registrable Securities. JDA shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than JDA shall be allocated in the following priority: first, among all Holders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement, and second, among persons not contractually entitled to registration rights under this Agreement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to JDA and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.



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      4.    DEMAND REGISTRATION.

            4.1. Request for Registration. If JDA shall receive from the Initiating Holders, at any time following expiration of the three (3) month period immediately following the date of this Agreement, a written request that JDA effect a registration of the Registrable Securities, JDA will:

                  (a) within fifteen (15) days of receipt thereof, give written notice of the proposed registration to all other Holders (a "DEMAND NOTICE"); and

                  (b) as soon as practicable, use its best efforts to effect such registration on Form S-3 (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of a portion of the Registrable Securities as are specified by the Initiating Holders in such request and by any Holders joining in such request in a written request delivered to JDA within twenty (20) days after the date of the Demand Notice; provided, however, that JDA shall not be required to register more than fifty percent (50%) of the total number of Registrable Securities. If the number of Registrable Securities requested to be registered exceeds fifty percent (50%) of the total number of Registrable Securities, then the number of shares of Registrable Securities each Holder is entitled to register shall be determined pro-rata based upon such Holder's ownership of Registrable Securities. In any event, JDA shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 4:

                        (i) In any particular jurisdiction in which JDA would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless JDA is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (ii) If JDA has effected a prior registration pursuant to this Section 4.1 and such registration has been declared or ordered effective and the sale of such Registrable Securities has closed;

                        (iii) If JDA has effected a prior effective registration within one hundred eighty (180) days of the Initiating Holder's request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145); or

                        (iv) If the registration requested would have an aggregate disposition price (after deduction of underwriting discounts and expenses of sale) of less than $500,000.

            Subject to the foregoing clauses (i), (ii), (iii) and (iv), JDA shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders and joining Holders; provided, however, that if JDA shall furnish to such Initiating Holders and joining Holders a certificate signed by the President or CEO of JDA stating that in the good faith judgment of the Board of


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Directors of JDA, it would be significantly detrimental to JDA and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, JDA shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders and joining Holders. JDA shall file such registration statement on Form S-3 to the extent that JDA is eligible to use Form S-3 for such registration.

      5.    EXPENSES OF REGISTRATION; REGISTRATION PROCEDURE.

            5.1. Expenses of Registration. JDA shall pay all Registration Expenses incurred in connection with any demand registration on Form S-3 pursuant to Section 4 and all Piggyback Registrations pursuant to Section 3, provided, however, that JDA shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of JDA and such material adverse change was not known to the Initiating Holders at the time of the request, or unless the Initiating Holders agree to have such registration considered a registration for the purposes of
Section 4.1(b)(ii). If JDA is not required to pay any Registration Expenses, then the Holders seeking to participate in such registration shall bear such Registration Expenses pro rata on the basis of the number of their shares included in the registration request, and such registration shall not be considered a registration for purposes of Section 4.1(b)(ii).

            5.2. Registration Procedure. In the case of each registration effected by JDA pursuant to Sections 3 or 4, JDA will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, JDA will:

                  (a) Maintain and keep such registration effective or current for a period of one hundred eighty (180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of JDA; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however, in no event longer than one (1) year from the effective date of the registration statement and provided that Rule 145, or any successor rule under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) or
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectuses used in connection with such registration


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statement as may be necessary to comply with the provisions of the Securities
Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) Notify such seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

                  (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by JDA are then listed;

                  (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                  (g) Use its commercially reasonable efforts to take all other steps necessary or appropriate to effect the registration of the Registrable Securities contemplated hereby.

      6.    INDEMNIFICATION.

            6.1. To the extent permitted by law, JDA will indemnify each Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by JDA of the Securities Act including any rule or regulation thereunder applicable to JDA relating to action or inaction required of JDA in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each


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such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that JDA will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon information furnished to JDA specifically for inclusion therein by such Holder, each of its officers, directors and partners, and each person controlling such Holder or underwriter and each person who controls any such.

            6.2. Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify JDA, each of its directors, officers and agents and each underwriter, if any, of JDA's securities covered by such a registration statement, each person who controls JDA or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse JDA and such Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to JDA specifically for inclusion therein by such Holder. In no event shall the aggregate liability of a Holder for indemnification under this Section 6 exceed the gross proceeds received by such Holder from the sale of shares in such offering.

            6.3. Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be


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inappropriate due to actual or potential conflicts of interest between such
Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.

            6.4. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the gross proceeds from the sale of shares in the offering received by such Holder.

            6.5. The obligations of JDA and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement. Unless waived by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, JDA agrees to:

            7.1. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

            7.2. Use its best efforts to file with the SEC in a timely manner all reports and other documents required of JDA under the Securities Act and the Exchange Act.

            7.3. So long as a Holder owns any restricted securities under Rule 144, furnish to the Holder forthwith upon request a written statement by JDA as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.

      8. LOCKUP AGREEMENT. In consideration for JDA's obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to
Section 10.1


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hereof agrees, in connection with any registration of JDA's securities with respect to which the Holders are permitted to include at least fifty percent (50%) of the Registrable Securities requested to be registered by the Holders, upon request of JDA or the underwriters managing any underwritten offering of JDA's securities, that he, she or it shall not, directly or indirectly, sell, offer to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities (other than those included in the registration) without the prior written consent of JDA or such underwriters, as the case may be, for up to one hundred twenty (120) days from the effective date of such registration; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms substantially equivalent to those requested of the Holders pursuant to this Section 8. Each Holder agrees that JDA may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 8.

      9. TERMINATION OF RIGHTS. Unless otherwise provided herein, the rights and provisions of this Agreement shall terminate upon the earlier to occur of
(i) such time as any Holder is able to sell all of his, her or its Registrable Securities in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act without regard to volume limitations; and (ii) two (2) years from the date of this Agreement.

      10.   MISCELLANEOUS.

            10.1. Transfer or Assignment of Registration Rights. The rights to cause JDA to register the Holder's securities granted by JDA under Sections 3 and 4 hereof may be transferred or assigned by the Holder to a transferee or assignee of any of the Registrable Securities, provided that JDA is given written notice by such Holder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that (i) such transferee is a constituent, partner, affiliate, member, family member of transferor, or a trust or subsidiary controlled by the transferor, (ii) after giving effect to such transfer, the transferee holds at least 150,000 shares of Registrable Securities (appropriately adjusted for recapitalizations, stock combinations, stock splits, dividends and the like), or (iii) the transferee acquires the Registrable Securities for no consideration or by gift or devise; and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of JDA, in its reasonable judgment, to be a competitor of JDA; and provided further that the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement and, without any further action of the parties hereto, becomes a Holder under this Agreement.

            10.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into solely between residents of and to be performed entirely within such state.



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            10.3. Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of this Agreement shall be deemed originals in all respects.

            10.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            10.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by commercial delivery service (with signature acknowledging receipt), or sent via facsimile (with confirmation of receipt), or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to JDA, to:

                        JDA Software Group, Inc.
                        14400 N. 87th Street
                        Scottsdale, Arizona 85260-3649
                        Attention:  James D. Armstrong
                        Fax:  (480) 308-4265
                        Tel:  (480) 308-3014

                        with a copy to:

                        JDA Software Group, Inc.
                        14400 N. 87th Street
                        Scottsdale, Arizona 85260-3649
                        Attention:  Michael Bridge, Esq.
                        Fax:  (480) 308-4268
                        Tel:  (480) 308-3460

                        with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                        1221 South MoPac Expressway, Suite 400
                        Austin, Texas 78746-6875
                        Attention: Paul E. Hurdlow, Esq.
                        Fax:  (512) 457-7020
                        Tel:  (512) 457-7001

                  (b)   if to Holders, to the addresses listed on Exhibit A.

            10.6. Expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be


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entitled to reasonable attorneys' fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

            10.7. Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Board of Directors of JDA and the Holders of at least a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon the Holders, each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and JDA.

            10.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            10.9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

            10.10. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement of the day and year first above written.

                                        COMPANY:

                                        JDA SOFTWARE GROUP, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                                           (Fax)
                                                 --------------------------







                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                        HOLDERS:



                                        ----------------------------------------

                                        Printed Name:
                                                      --------------------------






                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                                     HOLDERS


Anders H. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304

Christina R. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304

Carl H. Herlitz
125 Old Blaisdell Road
Sutton, NH 03273

Jan W. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304

Frank K. Schuster
9610 Club South Circle, #4110
Sarasota, Florida 34238

William H. Huther
11291 Long Water Chase Ct.
Gulf Harbour Y&CL
Ft. Myers, Florida 33908-4952

Daniel J. Craddock
1208 Fenmore Hall
Powder Springs, Georgia 30127

Kenneth Axelsson
240 Galsworthy Court
Roswell, GA  30075

Bjorn Uttergard
Hagvagen 7
185 32 Vaxholm
Sweden

Ove Andre
TSV  36
S-18134 Lidingo
Sweden

Fitz-Lennart Egnell
Varlavagen 92
S-11522 Stockholm
Sweden

Bjorn Valsinger
6 Loxton Place
Forestville N.S.W. 2087
Australia